Exhibit (N)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-195003) on Form N-2 of Garrison Capital Inc. and Subsidiaries of our report dated March 4, 2015, relating to our audit of the consolidated financial statements and GLC Trust 2013-2 schedule of investments, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to our firm under the captions "Selected Consolidated Financial Data" and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

New York, New York
June 15, 2015